EXHIBIT 23.3

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP



We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of The Savannah Bancorp, Inc., of our report dated January 17, 1996, which appears as Exhibit 23.1 in its Annual Report on Form 10-KSB for the year ended December 31, 1997. which appears on pages 28 and 29 of such Annual Report on Form 10-KSB. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.



                             /s/  PricewaterhouseCoopers LLP





Columbia, South Carolina
October 8, 1998